AMENDMENT NO. 3
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Aim Advisers, Inc. (the “Adviser”), on behalf of AIM Equity Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, I and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
     WHEREAS, AIM Equity Funds is now named AIM Equity Funds (Invesco Equity Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Capital Development Fund	Invesco Capital Development Fund
AIM Charter Fund	Invesco Charter Fund
AIM Constellation Fund	Invesco Constellation Fund
AIM Disciplined Equity Fund	Invesco Disciplined Equity Fund
AIM Diversified Dividend Fund	Invesco Diversified Dividend Fund
AIM Large Cap Basic Value Fund	Invesco Large Cap Basic Value Fund
AIM Large Cap Growth Fund	Invesco Large Cap Growth Fund
AIM Summit Fund	Invesco Summit Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Equity Funds in the Contract are hereby deleted and replaced with AIM Equity Funds (Invesco Equity Funds).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
         Invesco Capital Development Fund
         Invesco Charter Fund
         Invesco Constellation Fund
         Invesco Disciplined Equity Fund
         Invesco Diversified Dividend Fund
         Invesco Large Cap Basic Value Fund
         Invesco Large Cap Growth Fund
         Invesco Summit Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric Adelson
	Name:	Eric Adelson
	Title:	Senior Vice President, Legal & Secretary

By:	/s/ Wayne Bolton
	Name:	Wayne Bolton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Karl G. Bayer /s/ Jens Langewand
	Name:	Karl G. Bayer Jens Langewand
	Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
	Name:	Michelle Moran
	Title:	Head of Legal For UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hagegawa
	Name:	Masakazu Hagegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Robert Abes /s/ Ian Coltman
	Name:	Robert Abes Ian Coltman
	Title:	Director Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong /s/ Gracie Liu
	Name:	Anna Tong Gracie Liu
	Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kopor
	Name:	Jeffrey H. Kopor
	Title:	Secretary & General Counsel

10